EXHIBIT 10.93

DESCRIPTION OF

AMENDMENT NO. 2 TO

AMENDED AND RESTATED PROMOTION AGREEMENT

The following is a description of Amendment No. 2 to the Amended and Restated Promotion Agreement, dated as of December 16, 2001, by and among Wyeth, a Delaware corporation (formerly American Home Products Corporation, “Wyeth”), Amgen Inc., a Delaware corporation (“Amgen”), and Immunex Corporation, a Washington corporation and wholly-owned subsidiary of Amgen (“Immunex”), as amended by Amendment No. 1 thereto effective as of July 8, 2003 among Wyeth, Amgen and Immunex (as amended, the “Promotion Agreement”). For purposes of this Amendment, all capitalized terms used but not otherwise defined in the Amendment shall have the meanings assigned to them in the Promotion Agreement. The Amendment is effective as of April 20, 2004.

Wyeth, Amgen, and Immunex amended the Promotion Agreement by inserting the following provision as Section 6.1(f):

“(f) Additional Spending in 2003. Notwithstanding Section 6.1(e) above, Wyeth’s share of the additional marketing expenses set forth in Section 6.1(e) (the “Additional Spending”) shall not become due and payable until October 20, 2004; provided, however, that the amount payable to Immunex for the Additional Spending shall be subject to adjustment as follows. For any month from April, 2004 through September, 2004 for which Wyeth receives less than the number of vials scheduled to be delivered as set forth in the 2004 Delivery Schedule attached to the CGSA, as amended by Amendment No. 2 thereto dated April 20, 2004, the amount of the Additional Spending payable to Immunex shall be reduced by an amount equal to the amount of the Additional Spending multiplied by a fraction in which the number of vials scheduled to be delivered to Wyeth in that month is the numerator and the number of vials scheduled to be delivered to Wyeth in the period from April, 2004 through September, 2004 is the denominator. Notwithstanding the foregoing, the reductions to the amount of the Additional Spending payable by Wyeth as set forth in the preceding sentences would not take effect if the failure to deliver in a month is cured within twenty (20) days after the last day of the month.”

The Amendment was executed by the following duly authorized parties.

WYETH

/s/ John C. Kelly

By:	John C. Kelly
Title:	Vice President – Finance Operations

IMMUNEX CORPORATION

/s/ Richard D. Nanula

By:	Richard D. Nanula
Title:	Chief Financial Officer

AMGEN INC.

/s/ Richard D. Nanula

By:	Richard D. Nanula
Title:	Executive Vice President, Finance,
Strategy and Communications, and
Chief Financial Officer